UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2008

COMMUNITY WEST BANCSHARES
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-23575	77-0446957
(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 692-5821
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On December 19, 2008, as part of the United States Department of the Treasury’s (the "Treasury") Troubled Asset Relief Program - Capital Purchase Program (the "Program"), Community West Bancshares (the "Company") entered into a Letter Agreement (the "Letter Agreement") which incorporates the terms of the Securities Purchase Agreement - Standard Terms attached thereto (the "Purchase Agreement") with the Treasury, pursuant to which the Company issued to the Treasury, in exchange for an aggregate purchase price of $15.6 million in cash: (i) 15,600 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, having a liquidation preference of $1,000 per share (the "Series A Preferred Stock"), and (ii) a warrant (the "Warrant") to purchase up to 521,158 shares of the Company's common stock, no par value (the "Common Stock"), at an exercise price of $4.49 per share.

The rights, preferences and privileges of the Series A Preferred Stock are set forth in the Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Certificate of Determination"), which the Company filed with the Secretary of State of the State of California on December 16, 2008.  The Certificate of Determination was filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2008.

The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and at a rate of 9% per year thereafter, but will be paid only if, as and when declared by the Company's board of directors.  The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Series A Preferred Stock is generally non-voting, other than class voting on certain matters that could adversely affect the Series A Preferred Stock.  In the event that dividends payable on the Series A Preferred Stock have not been paid for the equivalent of six or more quarters, whether or not consecutive, the Company's authorized number of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company's next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.  These directors will be elected annually and will serve until all accrued and unpaid dividends on the Series A Preferred Stock have been paid.

To preserve the voting rights of holders of Series A Preferred Stock to elect 2 directors to the Company’s board of directors in the event dividends on the Series A Preferred Stock due thereunder are not paid for six or more quarters, the Company has agreed with the Treasury that at all times during which any shares of Series A Preferred Stock are outstanding, it will not fill more than 9 director positions.  In the event the Company desires to increase the number of directors beyond 9, then the Company is required to amend its bylaws to increase the maximum directors to always allow for at least two open director seats for the holders of the Series A Preferred Stock to elect.

The Company may redeem the Series A Preferred Stock after February 15, 2012 for $1,000 per share plus accrued and unpaid dividends.  Prior to this date, the Company may redeem, in whole or in part, at any time and from time to time, the Series A Preferred Stock for $1,000 per share plus accrued and unpaid dividends if: (i) the Company has raised aggregate gross proceeds in one or more "qualified equity offerings" (as defined in the Purchase Agreement) of not less than 25% of the aggregate purchase price for the Series A Preferred Stock and Warrant paid by the Treasury ($3.9 million), and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such qualified equity offerings.  Any redemption is subject to the prior approval of the Company's primary federal banking regulator.

Prior to December 19, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to: (i) declare or pay any dividend or make any distribution on the Common Stock (other than regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) or (ii) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.  In addition, under the Certificate of Determination, the Company's ability to declare or pay dividends or repurchase Common Stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare or pay (or set aside for payment) full dividends on the Series A Preferred Stock.

The Warrant is immediately exercisable and has a 10-year term.  The exercise price and the ultimate number of shares of Common Stock that may be issued under the Warrant are subject to certain anti-dilution adjustments, such as upon stock splits or distributions of securities or other assets to holders of the Common Stock, and upon certain issuances of the Common Stock at or below a specified price relative to the then current market price of the Common Stock.  If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $15.6 million from "qualified equity offerings", the number of shares of Common Stock issuable pursuant to the Treasury's exercise of the Warrant (the "Warrant Shares") will be reduced by one-half of the original number of Warrant Shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any Warrant Shares.

Both the Series A Preferred Stock will be accounted for as components to Tier 1 capital.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares ("Depositary Shares") may be issued.    The Company expects file a shelf registration statement to register for resale the Series A Preferred Stock, the Warrant, the Warrant Shares and Depository Shares, if any, as promptly as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

Pursuant to the terms of the Purchase Agreement, the Company has agreed that, until such time as the Treasury ceases to own any securities acquired pursuant thereto, it will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined hereafter) comply with Section 111(b) of the Emergency Economic Stability Act of 2008 ("EESA"). That section requires that the Company take such actions and effect such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, "Benefit Plans") with respect to its Senior Executive Officers to: (i) place limits on compensation that exclude incentives for the Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company at all times while the Treasury holds any securities acquired pursuant to the Purchase Agreement; (ii) require the recovery by the Company of any bonus or incentive compensation paid to a Senior Executive Officer based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (iii) prohibit the making of any golden parachute payment to the Company’s Senior Executive Officers at all times while the Treasury holds any securities acquired pursuant to the Purchase Agreement.  In order to comply with Section 111(b) of EESA and the Company’s obligation under the Purchase Agreement, the Company has entered into an agreement with Lynda Nahra, the Company’s President and Chief Executive Officer, Charles Balutskonis, the Company’s Executive Vice President and Chief Financial Officer, and Richard Favor, the Company’s Executive Vice President and Chief Credit Officer (each, a "Senior Executive Officer") pursuant to which the Company and each Senior Executive Officer has agreed to effect such changes to all Benefits Plans applicable to them in order for the Company to comply with Section 111(b) of EESA and its obligations under the Purchase Agreement.   In addition to executing an agreement with the Company to limit their respective Benefits Plans, each Senior Executive Officer has delivered a Waiver to the Company and the Treasury pursuant to which they have voluntarily waived any claim against the Treasury or the Company for any changes, amendments or modifications to any applicable Benefit Plan that are or will be required to comply with EESA and the regulations issued thereunder by the Treasury.

A copy of the Letter Agreement which incorporates the terms of the Purchase Agreement is filed herewith as Exhibit 10.1.  A copy of the Letter Agreement pursuant to which the Company has agreed not to elect more than 9 directors to its board of directors is filed herewith as Exhibit 10.2.  Copies of the agreements entered into by and between the Company and each Senior Executive Officer regarding the modifications to applicable Benefit Plans in compliance with Section 111(b) of EESA are filed herewith as Exhibits 10.3, 10.4 and 10.5, respectively.  Waivers provided to the Treasury and the Company from each Senior Executive Officer are filed herewith as Exhibits 10.6, 10.7 and 10.8, respectively. A copy of the Warrant is filed herewith as Exhibit 4.1.  The Certificate of Determination was filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2008 and is incorporated herein by reference.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02.         Unregistered Sales of Equity Securities

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02.

Item 3.03.         Material Modification to Rights of Security Holders.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.03.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 5.02.  In addition, the Company was and is required, under the terms of the Series A Preferred Stock, to maintain two open seats on the Board of Directors of the Company.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description
4.1	Warrant to Purchase 521,158 shares of Common Stock, dated December 19, 2008, issued to the United States Department of the Treasury.

10.1
Letter Agreement, dated as of December 19, 2008, between the Company and the United States Department of the Treasury, and the Securities Purchase Agreement - Standard Terms attached thereto and incorporated therein.

10.2	Letter Agreement, dated as of December 19, 2008, between the Company and the Treasury regarding the Number of Director Positions.

10.3	Agreement, dated as of December 19, 2008, between the Company and Lynda Nahra regarding modifications to Benefit Plans.

10.4	Agreement, dated as of December 19, 2008, between the Company and Charles Baltuskonis regarding modifications to Benefit Plans.

10.5	Agreement, dated as of December 19, 2008, between the Company and Richard Favor regarding modifications to Benefit Plans.

10.6	Waiver of Lynda Nahra, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.

10.7	Waiver of Charles Baltuskonis, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.

10.8	Waiver of Richard Favor, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Warrant to Purchase 521,158 shares of Common Stock, dated December 19, 2008, issued to the United States Department of the Treasury.

10.1	Letter Agreement, dated as of December 19, 2008, between the Company and the United States Department of the Treasury, and the Securities Purchase Agreement - Standard Terms attached thereto.

10.2	Letter Agreement, dated as of December 19, 2008, between the Company and the Treasury regarding the Number of Director Positions.

10.3	Agreement, dated as of December 19, 2008, between the Company and Lynda Nahra regarding modifications to Benefit Plans.

10.4	Agreement, dated as of December 19, 2008, between the Company and Charles Baltuskonis regarding modifications to Benefit Plans.

10.5	Agreement, dated as of December 19, 2008, between the Company and Richard Favor regarding modifications to Benefit Plans.

10.6	Waiver of Lynda Nahra, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.

10.7	Waiver of Charles Baltuskonis, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.

10.8	Waiver of Richard Favor, dated as of December 19, 2008, waiving claims against the Company and the Treasury as a result of modifications to Benefit Plans.